UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

______________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event

reported): July 21, 2006 (July 17, 2006)

Sona Mobile Holdings Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-12817 (Commission File Number)	95-3087593 (I.R.S. Employer Identification No.)

825 Third Avenue
New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:	(212) 918-0584

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On July 17, 2006 Sona Mobile Holdings Corp. (the “Company”) entered into a Mutual Separation Agreement (the “Separation Agreement”) and a Consulting Agreement (the “Consulting Agreement”) with John Bush in connection with his resignation as chief executive officer of the Company.

Separation Agreement

Pursuant to the terms of the Separation Agreement, Mr. Bush shall receive US$150,000 as severance pay and CAN$65,057.87 subject to all applicable withholding taxes, representing previously earned but unpaid compensation. Mr. Bush will also be entitled to reimbursement for accrued but unused vacation days with respect to calendar year 2005 and shall receive medical insurance through May 31, 2007. The Separation Agreement contains a non-competition and non-solicitation provision for the term of the agreement. In consideration for the foregoing, Mr. Bush has provided the Company with a general release of claims.

The Separation Agreement contains certain termination rights for both the Company and Mr. Bush, and further provides that, any termination under the Separation Agreement shall automatically terminate the Consulting Agreement.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the Separation Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Consulting Agreement

Pursuant to the terms of the Consulting Agreement, Mr. Bush, among other things, has been engaged to develop and service the financial services and corporate enterprise solutions markets for the Company’s products and services. The term of the agreement is for a period of one year commencing on June 1, 2006, subject to extension. The Consulting Agreement contains representations and warranties and a non-competition and non-solicitation provision during the term of the agreement. In consideration for the services provided by Mr. Bush, he shall receive a consulting fee equal to US$7,500 per month. In addition to the monthly consulting fee, Mr. Bush shall be entitled to commissions on the sales of the Company’s products and services to customers.

The Consulting Agreement contains certain termination rights for both the Company and Mr. Bush, and further provides that, any termination under the Consulting Agreement shall automatically terminate the Separation Agreement.

The foregoing description of the Consulting Agreement is qualified in its entirety by reference to the Consulting Agreement, which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective July 20, 2006, John Bush resigned from his position as a member of the Board of Directors of the Company.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits

10.1	Mutual Separation Agreement, dated as of July 17, 2006, between the Company and John Bush
10.2	Consulting Agreement, dated as of July 17, 2006, between the Company and John Bush

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sona Mobile Holdings Corp.

(Registrant)

Date: July 21, 2006	By: /s/ Shawn Kreloff
	Name:	Shawn Kreloff
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Mutual Separation Agreement, dated as of July 17, 2006, between Sona Mobile Holdings Corp. and John Bush
10.2	Consulting Agreement, dated as of July 17, 2006, between Sona Mobile Holdings Corp. and John Bush

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